UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2007
AMERICAN PHYSICIANS CAPITAL, INC.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 000-32057

Michigan (State of Incorporation)	38-3543910 (IRS Employer Identification No.)
1301 North Hagadorn Road, East Lansing, Michigan 48823
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): (517) 351-1150
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     On October 25, 2007, by mutual consent of the parties, the Standstill Agreement, dated as of November 10, 2004, by and between American Physicians Capital, Inc. (“APCapital”), on the one hand, and Stilwell Value Partners II, L.P., Stilwell Value Partners V, L.P., Stilwell Associates, L.P., Stilwell Partners, L.P., Stilwell Value, LLC, Joseph Stilwell, John Stilwell and Spencer L. Schneider (collectively, the “Stilwell Group”) on the other (the “Agreement”) was terminated. Mr. Stilwell and Mr. Schneider, who currently serve as directors of APCapital pursuant to the Agreement, will not be required to tender their resignations in connection with the termination and will continue to serve as directors of APCapital following the termination.
     In addition to providing for their nomination as directors for a term expiring at the 2008 annual meeting, the Agreement provided that Mr. Stilwell and Mr. Schneider would be appointed as members of certain Board committees during their term of office. The Agreement required the Stilwell Group to vote all of the APCapital shares that it beneficially owns for each of APCapital’s nominees for election to the Board, for the ratification of the appointment of independent auditors and, in other matters, in accordance with the recommendation of APCapital’s Board. The Stilwell Group had also agreed not to engage in various activities, such as (i) initiating a proxy contest to elect persons to the Board or to approve shareholder proposals, (ii) initiating litigation against APCapital, its directors or officers, (iii) acquiring or retaining beneficial ownership of more than 9.9% of APCapital’s common stock, or (iv) proposing certain transactions with other companies that result in a “change in control” of APCapital. The Agreement also contains a release by the Stilwell Group of any claims it has or may have against any of the Company’s current directors or officers based upon any act, omission or failure to act occurring prior or subsequent to the date of the Agreement. The release provision survives the termination.
Item 8.01 Other Events.
     On October 29, 2007, APCapital announced that its Board of Directors authorized the repurchase of an additional $20 million of its common shares in 2008 pursuant to a plan under Rule 10b5-1 of the Securities Exchange Act of 1934. In addition, the Board authorized the rollover of any unused dollars allocated to the 2007 10b5-1 plan. The related press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
          99.1 Press release dated October 29, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
October 30, 2007

AMERICAN PHYSICIANS CAPITAL, INC. (Registrant)
By:	/s/ R. KEVIN CLINTON
R. Kevin Clinton
President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Press release dated October 29, 2007